FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CONTINENTAL CABLEVISION, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                             04-2370836
         (State of incorporation                 I.R.S. Employer
            or organization)                    Identification No.



            The Pilot House, Lewis Wharf, Boston, Massachusetts 02110
         (Address of principal executive offices)             (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                  Name of each exchange on which
         to be so registered                  each class is to be registered
               None



         Securities to be registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, $.01 par value
                                (Title of class)


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                                       -2-


Item 1.  Description of Registrant's Securities to be registered.

     Those portions of Registrant's registration statement on Form S-1, File No. 33-63529, filed with the Securities and Exchange Commission on October 19, 1995, as amended (the "Registration Statement"), set forth under the caption "Description of Capital Stock" are incorporated herein by reference.

Item 2.  Exhibits.

     1. Form of Class A Common Stock certificate.

     2. Copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

         2.1     Restated Certificate of Incorporation of the Registrant. (1)

         2.2 Certificate of Designation of the Registrant Relating to the Series A Participating Convertible Preferred Stock. (1)

         2.3 Form of Amendment to the Registrant's Restated Certificate of Incorporation, increasing the number of authorized shares. (1)

         2.4     By-laws of the Registrant. (1)

         2.5     Amendment to By-laws of the Registrant. (1)





-------------------
(1) Incorporated by reference from the Registration Statement of the Registrant, Number 33-57471 declared effective by the Securities and Exchange Commission on August 31, 1995.

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                                       -3-


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant):  Continental Cablevision, Inc,
Date:          December 1, 1995
By:            /s/ P. Eric Krauss
               P. Eric Krauss
               Vice President and Treasurer


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                                       -4-



                                                          Exhibit 1

                           Front of Stock Certificate




         Number                 Picture of Registrant's             Shares
A                               Boston Headquarters
                                Appears Here.

                  CONTINENTAL CABLEVISION, INC. CUSIP 211177 10 0
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                            CLASS A COMMON STOCK          SEE REVERSE SIDE FOR
                                                          CERTAIN DEFINITIONS
                                                           OR OTHER LEGENDS

This
Certifies
That                                Blank Space Appears Here


is the owner of


          FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK,
                          PAR VALUE $.01 PER SHARE, OF
                          CONTINENTAL CABLEVISION, INC.
        transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares
           represented hereby are subject to the laws of the State of
         Delaware, and to the provisions of the Restated Certificate of
        Incorporation and By-laws of the Corporation as now or hereafter amended. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Corporate Seal
Appears Here

                /s/ Amos B. Hostetter, Jr.        /s/ P.Eric Krauss
                Chairman                    Vice President and Treasurer


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                                       -5-

                            Back of Stock Certificate

                          CONTINENTAL CABLEVISION, INC.

The Corporation is authorized to issue more than one class of stock. The preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock are set forth in the Restated Certificate of Incorporation of the Corporation (the "Certificate"). The shares of Class A Common Stock represented by this certificate may be subject to restrictions on transfer, suspension of stock ownership rights and/or redemption by the Corporation in certain circumstances, all on the terms set forth in Article Eighth of the Certificate. A copy of the Certificate will be furnished without charge upon written request addressed to the Corporation at The Pilot House, Lewis Wharf, Boston, MA 02110, attention: Treasurer.



     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM-as tenants in common            UNIF GIFT MIN ACT-______Custodian______
                                                          (Cust)        (Minor)
TEN ENT-as tenants by the entirety            under the Uniform Gifts to Minors

JT TEN-as joint tenants with rights of
           survivorship and not as tenants                Act_______________
           in common                                           (State)

     Additional abbreviations may also be used though not in the above list.
*        For value received, .......................... hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
(Box appears here)............................................................
 ...............................................................................
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
 ..............................................................................
 ..............................................................................
 ..............................................................................
 ................................................. Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint........................................................................
 ...............................................................................
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated..............................


                                       ......................

Signature Guaranteed by

 ...........................

* The following legend appears along the edge of the assignment: NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.